UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Children’s Place Retail Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous fling by registration statement number or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following is a statement the Children’s Place Retail Stores, Inc. (the “Company”) has used in response to media inquiries regarding voting by employees who hold shares of the Company’s stock in the Company-sponsored 401(k) plan:

“The Company-sponsored 401(k) plan holds approximately 19,000 shares of The Children’s Place, representing less than one tenth of one percent of the Company’s outstanding stock. The Company inadvertently omitted contact information for distribution to plan participants initially requested by Ezra Dabah in a letter dated May 8, 2009. The Company was unaware of the omission until it was brought to our attention this past weekend. The Company complied with Mr. Dabah’s request this morning, and will do everything it can to ensure that its employees who are 401(k) plan participants holding Company stock are able to vote as they see fit.”